Exhibit 99.4

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

The Board of Directors

Shurgard Storage Centers, Inc.

1155 Valley Street, Suite 400

Seattle, Washington 98109

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Shurgard Storage Centers, Inc. (“Shurgard”) as Annex E to, and to the reference thereto under the captions “SUMMARY—Opinions of Financial Advisors—Shurgard” and “THE MERGER—Opinions of Shurgard’s Financial Advisors” in, the joint proxy statement/prospectus relating to the proposed merger involving Shurgard and Public Storage, Inc. (“Public Storage”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Public Storage. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

April 20, 2006